Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
to Tender Shares of Common Stock
of
Speedway Motorsports, Inc.
at
$19.75 Net per Share
Pursuant to the Offer to Purchase
Dated August 16, 2019
by
Speedco, Inc.,
a wholly owned subsidiary of
Sonic Financial Corporation

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE ONE MINUTE PAST 11:59 P.M., NEW YORK CITY TIME, ON SEPTEMBER 16, 2019, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.01 per share (the “Shares”), of Speedway Motorsports, Inc., a Delaware corporation (the “Company”), and any other documents required by the Letter of Transmittal (as defined below) cannot be delivered to American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), or the procedure for delivery by book-entry transfer cannot be completed, in each case prior to the expiration of the Offer. Such form may be delivered by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

American Stock Transfer & Trust Company, LLC

By Mail or Overnight Carrier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	By Facsimile Transmission: (For Eligible Institutions Only) (718) 234-5001

By Mail or Overnight Carrier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	By Facsimile Transmission: (For Eligible Institutions Only) (718) 234-5001

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Speedco, Inc., a Delaware corporation and a wholly owned subsidiary of Sonic Financial Corporation, a North Carolina corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 16, 2019 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which are hereby acknowledged, shares of common stock, par value $0.01 per share, of Speedway Motorsports, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No(s)
(if available)

☐ Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):
(Zip Code)

Area Code and Tel. No.
(Daytime telephone number)

Signature(s):

Notice of Guaranteed Delivery

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 under the Exchange Act and (iii) the delivery to the Depositary of the certificates for all such tendered Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in the case of a book-entry delivery), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and with any required signature guarantee (or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery) and any other required documents, all within two New York Stock Exchange trading days of the date hereof.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.

(Authorized Signature)

Name:
(Please type or print)

Title:

Date:

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.